EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Adobe Systems Incorporated:
We consent to the incorporation by reference in the registration statements (No. 33-10753, 33-18986, 33-23171, 33-30976, 33-36501, 33-38387, 33-48210, 33-63518, 33-78506, 33-83030, 33-83502, 33-83504, 33-84396, 33-86482, 33-59335, 33-63849, 33-63851, 333-28195, 333-28203, 333-28207, 333-57589, 333-81191, 333-87165, 333-39524, 333-52214, 333-57074, 333-72424, 333-90518, 333-108014, 333-130104, 333-130185, 333-144676, 333-153657, 333-158404, 333-162779, 333-167968, 333-170254, 333-171902, 333-174588, 333-175910, 333-177229, 333-178065, 333-179221, 333-180730, 333-186143, 333-189646, 333-190846, 333-197048, 333-198973, 333-202732, and 333-205225) on Form S-8 and registration statements (Nos. 333-164378 and 333-186144) on Form S-3 of Adobe Systems Incorporated of our report dated January 19, 2016, with respect to the consolidated balance sheets of Adobe Systems Incorporated and subsidiaries as of November 27, 2015 and November 28, 2014, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended November 27, 2015, and the effectiveness of internal control over financial reporting as of November 27, 2015, which report appears in the November 27, 2015 annual report on Form 10-K of Adobe Systems Incorporated.

(signed) KPMG LLP
Santa Clara, California
January 19, 2016